Exhibit 10.1

June 6, 2022

Freedom Acquisition I Corp.
14 Wall Street, 20th Floor

New York, NY 10005

Re: Amendment No. 1 (the “Amendment”) to Letter Agreement dated February 25, 2021

Ladies and Gentlemen:

Reference is made to that certain letter agreement dated February 25, 2021 (the “2021 Letter Agreement”), by and among Freedom Acquisition I Corp., a Cayman Islands exempted company (the “Company”), Freedom Acquisition LLC, a Cayman Islands limited liability company (the “Freedom I Consortium”), LVS III SPE XLIII LP, a Delaware limited partnership (the “PIMCO Investor”) and certain individuals party thereto, that was delivered to the Company in accordance with the Underwriting Agreement, dated February 25, 2021, entered into by and among the Company and J.P. Morgan Securities LLC, as representative of the several underwriters, relating to an underwritten initial public offering, of 28,750,000 of the Company’s units (including up to 3,750,000 units that may be purchased by the Underwriters to cover over-allotments, if any), each comprising one share of the Company’s Class A common stock, par value $0.0001 per share, and one-third of one redeemable warrant. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the 2021 Letter Agreement.

1.	Assignment of Rights, Interests and Obligations

The PIMCO Investor has certain rights, interests and obligations under the 2021 Letter Agreement that it now wishes to assign to NextG Tech Limited, a Cayman Islands exempted company (the “Assignee”) for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

Pursuant to Paragraph 18 of the 2021 Letter Agreement, each of the Sponsor, the PIMCO Investor, the Freedom I Consortium, the Assignee and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team or employee of the Company, hereby agrees that all rights, interests and obligations of the PIMCO Investor under the 2021 Letter Agreement are hereby assigned to the Assignee and that the PIMCO Investor shall have no further rights, interests or obligations under the 2021 Letter Agreement, in each case, effective as of the date hereof.

2.	Amendment to Paragraph 10

Pursuant to Paragraph 17 of the 2021 Letter Agreement, each of the Sponsor, the PIMCO Investor, the Freedom I Consortium, the Assignee and the undersigned individuals agree to amend and restate Paragraph 10 of the 2021 Letter Agreement in its entirety as follows:

Prior to the consummation of the initial Business Combination, each of the Asssignee and the Freedom I Consortium shall have the right to designate one representative as nominee to the board of directors of the Company and two observers of the board of directors of the Company commencing on the effective date of the registration statement on Form S-1 related to the Public Offering in the case of the Freedom I Consortium and on the date hereof in the case of the Assignee until the earlier to occur of (i) any Business Combination and (ii) either the Freedom I Consortium or the Assignee transferring or disposing of any of their membership interests in the Sponsor, other than to an affiliate of such investor. In addition, the Freedom I Consortium shall have the right to nominate three independent directors for election to the board of directors of the Company, with such director candidates subject to the approval of the Assignee (such approval not to be unreasonably withheld). The Sponsor agrees to vote the Founder Shares in favor of (a) each of the Freedom I Consortium’s and the Assignee’s representative nominees to the board of directors when each of the Freedom I Consortium and the Assignee’s representative nominees are up for election and (b) the independent director nominees designated by the Freedom I Consortium and approved by the Assignee when each of such nominees is up for election. Any changes to the identity of the Freedom I Consortium’s or the Assignee’s representative nominees to the board of directors shall be subject to the approval of the Assignee or the Freedom I Consortium, as applicable (such approval not to be unreasonably withheld).

3.	Amendment to Paragraph 12

Pursuant to Paragraph 17 of the 2021 Letter Agreement, each of the Sponsor, the PIMCO Investor, the Freedom I Consortium, the Assignee and the undersigned individuals agree to amend and restate Paragraph 12 of the 2021 Letter Agreement in its entirety as follows:

The Company agrees that, except as disclosed in the Prospectus, neither the Sponsor nor any Insider or employee, nor any affiliate of the Sponsor or any Insider or employee of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $300,000 made to the Company by the Sponsor; payment to the Sponsor for certain office space, utilities, secretarial and administrative support services provided to the Company and other expenses and obligations of the Sponsor as may be reasonably required by the Company for a total up to $10,000 per month; payment of approximately $412,500 for salaries annually to certain employees for their services prior to the consummation of an initial Business Combination; payment to China Bridge Capital, which is an affiliate of the Assignee, pursuant to that certain advisory services agreement between the Company and China Bridge Capital of a customary advisory fee, which amount shall be negotiated at the time of the initial Business Combination; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

4.	Miscellaneous

Except as expressly amended hereby, the 2021 Letter Agreement shall remain unchanged, and the 2021 Letter Agreement, as so amended, shall continue in full force and effect in accordance with its terms. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

Sincerely,

Freedom Acquistion I LLC

By:	/s/ Adam Gishen
	Name:	Adam Gishen
	Title:	Manager

By:	/s/ Tidjane Thiam
	Name:	Tidjane Thiam
	Title:	Executive Chairman

By:	/s/ Adam Gishen
	Name:	Adam Gishen
	Title:	Chief Executive Officer

By:	/s/ Jamie Weinstein
	Name:	Jamie Weinstein
	Title:	Director

By:	/s/ Noreen Doyle
	Name:	Noreen Doyle
	Title:	Director

By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director

By:	/s/ Nell Cady-Kruse
	Name:	Nell Cady-Kruse
	Title:	Director

By:	/s/ Edward Zeng
	Name:	Edward Zeng
	Title:	Director

By:	/s/ Rachelle du Rocher
	Name:	Rachelle du Rocher
	Title:	Executive Assistant

[Signature Page to Insider Letter –Amendment]

LVS III SPE XLIII LP

By:	LVS III GP LLC, its general partner

By:	/s/ Harin de Silva
	Name:	Harin de Silva
	Title:	Authorized Person

NextG Tech Limited

By:	/s/ Edward Zeng
	Name:	Edward Zeng
	Title:	Chairman

Acknowledged and Agreed:

Freedom acquisition i corp.

By:	/s/ Adam Gishen
	Name:	Adam Gishen
	Title:	Chief Executive Officer

[Signature Page to Insider Letter –Amendment]

4